UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2004

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 21, 2004, The Providence Service Corporation, or Providence, acquired all of the equity interests in Choices Group, Inc., Aspen MSO, LLC and College Community Services from Aspen Education Group, Inc. and acquired certain accounts receivable of Aspen Health Services Corporation for a total purchase price of $10 million (less $1 million which was placed into escrow as security for any indemnification obligations and excluding acquisition related costs of $355,828). The purchase price was negotiated by the parties at arms length and was paid for with proceeds from Providence’s initial public offering and follow-on offering of its common stock. Under the terms of the purchase agreement, Providence will receive $2 million in working capital. This acquisition establishes for Providence operations in California and Nevada and adds drug court treatment to Providence’s array of social services.

Providence issued a press release on July 21, 2004 announcing the acquisition. A copy of this press release is attached hereto as Exhibit 99.1.

On August 5, 2004, Providence filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the transaction described above. Providence is amending such Current Report on Form 8-K to provide the financial information required by Item 9.01 (formerly Item 7) of the Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The financial statements of the businesses acquired are as follows:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Stockholder

Choices Group, Inc., Aspen MSO, LLC and College Community Services, Inc.

Tucson, Arizona

We have audited the accompanying combined balance sheets of Aspen MSO, LLC, Choices Group, Inc., and College Community Services, Inc. as of December 31, 2003 and 2002, and the related combined statements of operations, equity and cash flows for the years then ended. These combined financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Aspen MSO, LLC, Choices Group, Inc., and College Community Services, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 4 to the financial statements, effective January 1, 2002, the company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/    JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee

September 3, 2004

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Balance Sheets

	December 31
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$—	$533,625
Accounts receivable, net of reserve allowance of $1,691,042 and $1,440,843	6,482,972	2,665,137
Due from related parties	1,070,033	2,698,179
Prepaid expenses and other	229,858	198,928
Deferred tax asset	111,300	64,800

Total current assets	7,894,163	6,160,669
Property and equipment, net	101,467	70,438
Goodwill	1,657,542	3,249,402
Deposits	122,140	127,354

Total assets	$9,775,312	$9,607,863

Liabilities and equity
Current liabilities:
Bank overdraft	$263,742	$—
Accounts payable and accrued expenses	392,466	306,914
Accrued payroll and related liabilities	960,311	982,077
Contract advances	433,530	803,262
Unit allowances	326,973	154,199
Due to related parties	4,756,106	1,905,609
Due to County	—	772,890
Deferred revenue	197,842	66,965
Accrued contract termination costs	121,457	—
Current portion of long-term debt	—	234,549

Total current liabilities	7,452,427	5,226,465
Deferred tax liability	48,000	29,100
Equity
Common stock: Authorized 3,000 shares; $0.01 par value; 100 shares issued and outstanding	1	1
Accumulated deficit	(2,461,489)	(67,960)
Members’ equity	4,736,373	4,420,257

Total equity	2,274,885	4,352,298

Total liabilities and equity	$9,775,312	$9,607,863

The accompanying notes are an integral part of the financial statements

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Statements of Operations

	Year ended December 31
	2003	2002
Revenues:
Psychiatric services	$20,028,187	$15,422,941
Drug rehabilitation services	2,720,557	3,921,007

	22,748,744	19,343,948
Operating expenses	22,842,723	18,956,589

Operating (loss) income	(93,979)	387,359
Other (income) expense:
Goodwill impairment loss	1,591,861	—
Contract termination costs	121,457	—
Debt forgiveness income	—	(750,000)
Interest expense	297,716	349,836

(Loss) income before provision for income taxes	(2,105,013)	787,523
(Benefit) provision for income taxes	(27,600)	21,900

Net (loss) income	(2,077,413)	765,623

The accompanying notes are an integral part of the financial statements

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Statements of Equity

For the years ended December 31, 2003 and 2002

	Common Stock		Retained Earnings (Accumulated Deficit)	Members’ Equity	Total Equity
	Shares	Amount
Balance at December 31, 2001	100	$1	$81,718	$2,982,768	$3,064,487
Forgiveness of related party payable	—	—	—	522,188	522,188
Net income (loss)	—	—	(149,678)	915,301	765,623

Balance at December 31, 2002	100	1	(67,960)	4,420,257	4,352,298
Net income (loss)	—	—	(2,393,529)	316,116	(2,077,413)

Balance at December 31, 2003	100	$1	$(2,461,489)	$4,736,373	$2,274,885

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Statements of Cash Flows

	Year ended December 31
	2003	2002
Operating activities
Net (loss) income	$(2,077,413)	$765,623
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	40,240	62,352
Forgiveness of related party payable	—	(750,000)
Allocation of management fees and interest from Parent	505,458	650,212
Goodwill impairment loss	1,591,861	—
Accrued contract termination costs	121,457	—
Deferred income tax (benefit) provision	(27,600)	21,100
Bad debt expense	210,020	167,872
Changes in operating assets and liabilities:
Accounts receivable	(4,027,855)	(638,728)
Deposits	5,214	(12,222)
Prepaid expenses and other	(30,930)	(5,418)
Accounts payable and accrued expenses	85,552	(56,926)
Accrued payroll and related liabilities	(21,766)	73,956
Contract advances	(369,732)	461,857
Deferred revenue	130,877	8,629
Unit allowance	172,774	156,999
Due to County	(772,890)	—
Due from related parties	1,628,146	(678,275)
Due to related parties	1,879,273	755,535

Net cash (used in) provided by operating activities	(957,314)	982,566
Investing activities
Purchase of property and equipment	(71,269)	(3,458)

Net cash used in investing activities	(71,269)	(3,458)
Financing activities
Increase (decrease) in bank overdraft	263,742	(107,459)
Repayment of long-term debt	(234,549)	(294,924)
Increase (decrease) in related party payable	465,765	(162,492)

Net cash provided by (used in) financing activities	494,958	(564,875)

Net change in cash	(533,625)	414,233
Cash at beginning of year	533,625	119,392

Cash at end of year	$—	$533,625

Supplemental cash flow information
Cash paid for interest	$21,158	$37,982

Cash paid for income taxes	$800	$1,600

The accompanying notes are an integral part of the financial statements

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Statements of Cash Flows

Years ended December 31, 2003 and 2002

Supplemental schedule of non-cash investing and financing activities:

On July 1, 2002, the Aspen Companies acquired equipment and certain other assets and liabilities from College Health IPA, Inc. (“CHIPA”), a company related by virtue of common management, at a net book value which approximated fair market value, which resulted in a net due to CHIPA of $0, computed as follows:

Total assets acquired	$492,080
Total liabilities acquired	(492,080)

Net due from College Health, IPA	$—

During the year ended December 31, 2002, the Aspen Companies cost report for a prior contract year was audited by Kern County. The result of such audit was an assessment of $772,890. The Aspen Companies reported this assessment as a Due to County liability and reclassified the balance from its unit allowances liability.

In 2002, the Company reduced goodwill and the balance of a promissory note by $60,375 due to an adjustment to earn-out consideration.

The accompanying notes are an integral part of the financial statements

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Notes to the Combined Financial Statements

December 31, 2003 and 2002

1. Summary of Significant Accounting Policies and Description of Business

Description of Business and Basis of Presentation

The Aspen Companies (the “Company”) consists of Aspen MSO, LLC, Choices Group, Inc., and College Community Services, Inc., a California mutual benefit corporation; all of which are wholly owned subsidiaries of Aspen Education Group, Inc. (“Parent”). The Company is engaged in the business of providing psychiatric services to clients in Kern, Los Angeles, Orange and San Diego Counties in California under contracts with the Counties. The contracts are renewed annually and are based upon the Counties fiscal year ending June 30. The Company is also a drug rehabilitation service provider to the Eighth Judicial District Court, Clark County, Nevada, the Second Judicial District Court, Washoe County and the First, Third and Ninth Judicial District Courts, Carson City, Nevada. The Company’s drug rehabilitation services include group-counseling therapy and drug tests for clients with drug related violations who have been referred to the Company by the courts.

The Company’s drug treatment programs are designed to last for one year, however an additional treatment period may be ordered by the court upon review of the client’s file. The court reimburses the cost of the original twelve-month treatment; any extensions are billed to the client.

The three entities that comprise the Aspen Companies were acquired in one transaction by The Providence Service Corporation on July 21, 2004. As a result, the financial statements for these entities have been combined.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair value because of the relatively short-term maturity of these instruments. The fair value of the Company’s long-term obligations is estimated based on interest rates for the same or similar debt offered to the Company having same or similar remaining maturities and collateral requirements. The carrying amount of the long-term obligations approximates their fair value at December 31, 2002.

Revenue and Accounts Receivable

Psychiatric Services

Patient care revenues and accounts receivable are recorded at established billing rates or at the amount realizable under agreements with the Counties. Amounts are currently based on provisional rates and allocation of contract costs to appropriate reimbursement sources that are adjusted retroactively based on annual cost reports filed by the Company with the Counties. The Company’s cost reports to the Counties are routinely audited on an annual basis. The Company periodically reviews its provisional billing rates and allocation of costs and provides for estimated adjustments from the Counties. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of any cost report audits. Differences between the amounts provided and subsequent settlements are recorded in operations in the year of settlement.

Drug Rehabilitation Services

Under the current contract with Clark County, Nevada, every month the Company receives funds equal to the pro-rated monthly portion of the total contract reimbursement. The current contract covers treatment of 595 new adults, juveniles and child protective service clients over the contract period. Should the Company fail to provide services to the stated number of clients during the duration of the contract, the Company shall reimburse the County $2,402 for each adult and child protective service client, $2,398 per juvenile client, and $1,915 for each Justice Court client, not so ordered.

The Company had a contract with the courts in Carson City which expired on June 30, 2003. Under the contract, the Company recognized and received monthly a pro-rated portion of the total contract value. The contract covered treatment of 150 new client admissions over the length of the agreement, and required a refund in the amount of $1,000 per client for each client under the target number, if the quota of new patient admissions was not met by the Company. On July 1, 2003, the contract was amended to include only oversight and coordination of professional drug and alcohol counseling and distribution of drug test supplies.

Under the contract with Washoe County which expired on June 30, 2003, the Company billed the County $2,184 for each newly admitted client, based on actual admissions.

For the Las Vegas, Reno and Carson City operations, each client admitted is expected to complete twelve months of service. The length of the client’s service may be extended for an additional period of time by the court, in which case the client is responsible for paying for the extended service. In addition, the courts may order the client to pay for the initial 12 months of service, if they deem the client financially capable. The Company records revenue relating to these cases as private pay revenue. The receivables related to private pay revenue as December 31, 2003 and 2002 were $432,119 and $412,170 and the reserve allowance for these receivables at December 31, 2003 and 2002 were $403,433 and $214,728.

Deferred revenue represents amounts received for the clients that have not met the billing criteria and is reflected as a current liability in the accompanying balance sheets as such amounts are expected to be earned within the next year.

The Company uses the reserve method of accounting for bad debt and evaluates its ability to collect upon its accounts receivable based on specific customer circumstances, current economic conditions and trends, historical experience and the age of past due receivables.

Contract Termination Costs

According to its expired professional services agreement with Washoe County, the Company is obligated to continue providing services to each client admitted prior to June 30, 2003 for a period of twelve months. For the period after June 30, 2003, the Company has not, and will not receive any payments from Washoe County related to this contract. According to Statement of Financial Accounting Standards (SFAS) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, the Company accrued the estimated cost of services that will be provided pursuant to the contract through June 30, 2004. The Company expects that such costs will total $307,378, of which $185,921 has been incurred in the year ended December 31, 2003.

Property and Equipment

Property and equipment are stated at cost. Depreciation of leasehold improvements is computed using the straight-line method over the remaining life of the respective lease. Depreciation of office equipment is computed using the straight-line method over the estimated useful life of the assets, which range from two to fifteen years. Depreciation expense was $40,240 and $62,352 for the years ended December 31, 2003 and 2002.

Expenditures for routine repairs and maintenance are charged to operations when incurred. Major renewals or betterments are capitalized. Upon sale or disposal of property and equipment, the cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

Contract Advances

Contract advances represent the excess of payments received on the Company’s contracts with the Counties over the revenue earned on these contracts.

Unit Allowances

Unit allowances are recorded to reflect revenue accrued for services that have been provided in excess of limits allowed by the Company’s contracts with the Counties. Such amounts are estimated by management and may be adjusted upon the settlement of the cost reports with the Counties or State agencies.

Due to County

The amount represents an assessment for a prior contract year which resulted from an audit of a previously filed cost report. The Company paid the assessment in full subsequent to December 31, 2002.

Major Customers

For the year ended December 31, 2003, the Company earned approximately 35% of its revenue from the contract with Kern County, 27% of its revenue from the contract with Orange County and 10% of its revenue from the contracts with Clark and Washoe Counties. For the year ended December 31, 2002, 32%, 31%, 14% and 10% of the Company’s revenue was derived from its contracts with Kern, Orange, Clark/Washoe and Los Angeles Counties. The amount due from Kern, Orange and Clark/Washoe Counties at December 31, 2003 was $4,348,855, $1,818,891 and $185,575. The amount due from Kern, Orange and Clark/Washoe Counties at December 31, 2002 was $1,012,665, $1,593,678 and $254,503.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk, as defined by SFAS 105, consist of cash and accounts receivable. The Company places its cash with high credit quality financial institutions. At times such investments may be in excess of the FDIC limit of $100,000. Concentrations of credit risk with respect to accounts receivable are limited, since the Company derives the majority of its revenue from the Counties.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109, “Accounting for Income Taxes.” SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the company’s financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. The members of Aspen MSO, LLC are personally liable for their proportionate share of that entity’s taxable income; therefore, no provision or liability for federal or state income taxes is reflected in the financial statements for income attributable to that entity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates were made for accounts receivable allowances, goodwill impairment and deferred tax valuation allowances. It is reasonably possible that these estimates could change materially in the near term.

2. Related Party Transactions

Choices Group, Inc.

Choices Group, Inc. (“Choices”) engages in cash flow transactions with its Parent and other entities owned by its Parent for the purpose of acquiring working and investment capital. Also, the Parent charges Choices a management fee and allocates interest expense for the Parent’s debt related to the acquisition of Choices. The related party payable balances due at December 31, 2003 and 2002 are unsecured, non-interest bearing and due on demand.

As described in note 5 below, at December 31, 2002 Choices had a promissory note due to the former owner, who, at that time, was a related party by virtue of his employment with Choices.

Aspen MSO, LLC

In January 1998, Aspen MSO, LLC (“MSO”) entered into a management agreement with College Health IPA (“CHIPA”) for a period of 20 years. CHIPA is a professional medical corporation and is wholly owned by a former vice president of MSO. The activities of CHIPA migrated to College Community Services, Inc. and CHIPA is inactive at this time. As of July 1, 2003, the management agreement was cancelled.

In July 2001, MSO entered into a management agreement with Community Professional Medical Services (“CPMS’) for a period of 19 years. CPMS is a professional medical corporation and is wholly owned by a former vice president of MSO. Pursuant to the agreement, CPMS pays MSO a monthly management fee as well as administrative fees. As of July 1, 2003, the management agreement was cancelled

In the opinion of management and legal counsel, MSO does not have a controlling financial interest in CHIPA or CPMS and has no material actual or contingent liabilities relating to the operations of CHIPA or CPMS.

College Community Services, Inc.

On July 1, 2002, College Community Services, Inc. (“CCS”) acquired all assets, liabilities and rights to its Orange County operations from CHIPA, a company related by virtue of common management. Total assets of $492,080 were acquired and total liabilities of $492,080 were assumed by CCS. The transaction did not result in an intangible asset, as CCS’s consideration paid (liabilities assumed) approximated fair value of the acquired assets.

In July 2001, CCS entered into a management agreement with CPMS. In accordance with the terms of the agreement, CPMS provides various professional and administrative services to CCS for a monthly fee of $200,000. The agreement was scheduled to expire in June 2020 and was not to be terminated without cause, as defined in the agreement, by either party. Based on a verbal agreement with CPMS and CCS, the management fee was reduced to $0 for 2002. During the year ended December 31, 2002, CCS swept all of its cash to the bank accounts of CPMS. The agreement was terminated effective January 1, 2003, and the liability of CPMS to CCS was assumed by MSO.

In July 2002, CCS entered into a service agreement with College Health Enterprises Correctional Services, LLC (“CHE”), a company related indirectly through common ownership of the management company, which became effective in November 2002. In accordance with the terms of the agreement, CHE provides various operating, furnishing and maintenance services to CCS for a monthly service fee of up to $27,000. The contract is cancelable by both parties with or without cause. The service agreement continues through June 30, 2004 and is renewed on a yearly basis. For the years ended December 31, 2003 and 2002, CCS paid CHE services fees totaling $324,000 and $50,793.

On July 1, 2003, Aspen Education Group, Inc. acquired the entire membership interest in CCS from CCS’s sole member for a nominal amount. Prior to this transaction, the Parent was related to CCS through a management agreement. During the years ended December 31, 2003 and 2002, CCS engaged in various cash flow transactions with subsidiaries and affiliates of the Parent which resulted in unsecured, due on demand and non-interest bearing balances due from and to the Parent.

Related Party Payable and Receivable Balances

Various cash flow transactions between the Company, the Parent and subsidiaries and affiliates of the Parent resulted in the following unsecured, due on demand and non-interest bearing balances due from and (to) for the years ended December 31:

	2003	2002
Aspen Youth Services, Inc.	$8,942,469	$8,152,666
AYS Management	(13,059,803)	(7,694,961)
ASI	679,374	572,319
Other	(248,113)	(237,454)

Net due (to) from related parties	$(3,686,073)	$792,570

The amounts due to AYS Management represent net cash flow advances to the Company.

During the year ended December 31, 2002, CHIPA relieved CCS from its obligation to pay amounts due to CHIPA totaling $522,188. Because the two entities were related by common ownership, this was recorded as a contribution to equity. In addition, the Aspen Education Group, Inc. relieved CCS from its obligation to pay amounts due to its affiliates totaling $750,000. At the time of this debt extinguishment the companies were not under common ownership. CCS recognized a gain on early extinguishment of debt of $750,000.

The assets of the Company serve as collateral for financial obligations of the Parent.

3. Property and Equipment

Property and equipment consisted of the following at December 31:

	2003	2002
Leasehold improvements	$72,755	$72,755
Office equipment	349,911	278,644

	422,666	351,399

Less: accumulated depreciation	(321,199)	(280,961)

	$101,467	$70,438

For the years ended December 31, 2003 and 2002, depreciation expense totaled $40,240 and $62,352.

4. Goodwill

Goodwill recorded in the financial statements arose from the Company’s purchase of Choices Unlimited – Las Vegas and Choices Unlimited – Reno in September 2000. In 2001, the Company incurred additional goodwill arising from payments due to earn-out provisions and additional closing costs associated with the prior year purchase transaction. The additional consideration under the earn-out provision amounted to $480,697, of which $289,849 was added to the principal balance of the promissory note due to the former owner. In 2002, the Company reduced goodwill and the balance of the promissory note due to the former owner by $60,375 due to adjustments to the amounts used to compute the 2001 earn-out consideration. Prior to 2002, the Company amortized goodwill using the straight-line method over an estimated life of twenty years. At December 31, 2001, accumulated amortization totaled $204,149.

Effective January 1, 2002, the Company adopted SFAS 142, which requires that goodwill and intangible assets that have indefinite useful lives will not be amortized but rather they will be tested at least annually for impairment. The goodwill test for impairment consists of a two-step process that begins with the estimation of the fair value of a reporting unit. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any. SFAS 142 requires an entity to complete the first step of the transitional goodwill impairment test within six months of its adoption.

Goodwill is tested on an annual basis at year end, or more often if events or circumstances arise that indicated that the carrying value of the Company’s goodwill exceeds its fair value. Choices Group, Inc. (“Choices”), one the three entities that comprise the Company, lost its Reno and Carson City contracts that resulted in a substantial operating loss for its Las Vegas operation for the year ended December 31, 2003. As a result, Choices determined that its goodwill was impaired at December 31, 2003. Choices measured the amount of impairment by comparing the ratio of the carrying value of goodwill at December 31, 2003 to earnings before interest, taxes, depreciation and amortization (EBITDA) to a multiple of the projected EBITDA for 2004. The result of this calculation indicated that the carrying value of goodwill at December 31, 2003 exceeded its fair value by $1,591,861. There was no impairment of goodwill as of December 31, 2002.

5. Long-Term Debt

Long-term debt consists of an unsecured promissory note to the former owner arising from the Company’s purchase of Choices Unlimited – Las Vegas and Choices Unlimited – Reno in September 2000. The debt is guaranteed by the Company’s Parent and is subordinated with certain payments allowed to the collateral guarantee issued by the Company on behalf of its Parent.

In 2001, the principal balance on the promissory note increased $289,849 as a result of a one time earn-out provision in the stock purchase agreement that called for payment of additional consideration based on a formula that takes into account the Company’s EBITDA calculated for the twelve month period post closing of the sale. In 2002, the principal balance on the promissory note was decreased by $60,375 as a result of an adjustment to the Company’s 2001 EBITDA which reduced the 2001 earn-out provision.

The remaining principal on the note was paid in one payment due September 8, 2003. Interest on the note accrued on a quarterly basis at the prime rate plus two percentage points. During the years ended December 31, 2003 and 2002, interest on the note accrued at 8.5%.

Interest expense on the above long-term debt for the years ended December 31, 2003 and 2002 amounted to $13,693 and $36,039.

6. Leases

At December 31, 2003, the Company was obligated for facility space under 18 operating leases expiring through September 2006. In addition, the Company leases various office space on a month-to-month basis. The Company is responsible for various additional amounts, which include, but are not limited to, repairs, insurance, utilities, common area maintenance and property taxes.

Future minimum annual rental facility payments are as follows:

December 31,
2004	$1,019,412
2005	584,187
2006	301,460

$1,905,059

For the years ended December 31, 2003 and 2002, the Company incurred facility rent expense of $1,607,202 and $1,469,360, of which $314,950 and $290,612 was paid to affiliated parties.

The Company also leases medical and office equipment. For the years ended December 31, 2003 and 2002, the Company incurred equipment rental expense of $135,743 and $200,502.

7. Income Taxes

Income tax (benefit) provision consisted of the following components for the years December 31:

	2003	2002
Current	$—	$—
Deferred	(137,400)	(54,100)
Benefit of net operating loss carryforward	(567,100)	—
Change in valuation allowance	676,900	76,000

	$(27,600)	$21,900

The components of the net deferred tax assets and liabilities at December 31 are as follows:

	2003	2002
Accounts receivable allowances	$190,700	$126,600
Accrued expenses	70,500	29,000
Net operating loss carryforward	567,100	—
Unit Allowances	130,200	61,300
Other	21,100	21,600
Payables	(54,600)	(54,600)
Deprecation and amortization	(108,800)	(72,200)

	816,200	111,700
Valuation Allowance	(752,900)	(76,000)

	$63,300	$35,700

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

Tax at statutory rate	$(715,700)	$260,300
Income attributable to limited liability company	(487,700)	(227,700)
State taxes	(65,900)	2,300
Goodwill impairment	541,300	—
Change in valuation allowance	676,900	76,000
Overaccrual of prior year deferred taxes		23,900
Debt extinguishment		(106,300)
Other	23,500	(6,600)

	$(27,600)	$21,900

The three entities which comprise the Company are wholly owned subsidiaries of a Parent that files consolidated Federal and state tax returns. For the year ended December 31, 2002, the Company excluded from its taxable income gain on cancellation of debt of $411,769. Such exclusion was reported pursuant to IRS Code Section No. 108, which required reduction in the Company’s tax attributes, such as net operating loss carryforwards and remaining net book value of its depreciable assets.

8. Retirement Plan

The Company participates in a 401(k) retirement plan sponsored by the Parent that covers all eligible employees. The Company’s matching and discretionary contributions are determined by the management of the Parent, subject to a statutory limit. Employees begin vesting in the Company’s contribution after one year of service at progressive rates over five years. The Company’s contributions to the plan for the years ended December 31, 2003 and 2002 were $50,676 and $42,143.

9. Subsequent Events

On July 21, 2004, The Providence Service Corporation (“Providence”) acquired all of the equity interests in Choices Group, Inc., Aspen MSO, LLC and College Community Services, Inc., a California mutual benefit corporation for cash of $10.0 million (less $1.0 million which was placed into escrow as security for any indemnification obligations). According to the provisions of the purchase agreement, Providence will receive $2.0 million in working capital. The acquisition was retroactively effective as of July 1, 2004 in accordance with the terms of the agreement.

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Balance Sheets

Unaudited

	June 30, 2004	December 31, 2003
Assets
Current assets:
Accounts receivable, net of reserve allowance of $1,064,884 and $1,691,042	$4,583,291	$6,482,972
Due from related parties	—	1,070,033
Prepaid expenses and other	122,849	229,858
Deferred tax asset	111,300	111,300

Total current assets	4,817,440	7,894,163
Property and equipment, net	85,187	101,467
Goodwill	1,657,542	1,657,542
Deposits	100,008	122,140

Total assets	$6,660,177	$9,775,312

Liabilities and equity
Current liabilities:
Bank overdraft	$87,952	$263,742
Accounts payable and accrued expenses	286,746	392,466
Accrued payroll and related liabilities	871,711	960,311
Contract advances	486,507	433,530
Unit allowances	615,302	326,973
Due to related parties	2,061,698	4,756,106
Deferred revenue	2,740	197,842
Accrued contract termination costs	—	121,457

Total current liabilities	4,412,656	7,452,427
Deferred tax liability	48,000	48,000
Equity
Common stock: Authorized 3,000 shares; $0.01 par value; 100 shares issued and outstanding	1	1
Accumulated deficit	(2,610,411)	(2,461,489)
Members’ equity	4,809,931	4,736,373

Total equity	2,199,521	2,274,885

Total liabilities and equity	$6,660,177	$9,775,312

The accompanying notes are an integral part of the unaudited financial statements

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Statements of Operations

Unaudited

	Six month ended June 30
	2004	2003
Revenues:
Psychiatric services	$9,984,941	$9,959,565
Drug rehabilitation services	1,276,087	1,549,596

	11,261,028	11,509,161

Operating expenses	11,095,671	11,129,984

Operating income	165,357	379,177

Other expense:
Interest expense	204,821	259,033

Income before provision for income taxes	(39,464)	120,144
Provision for income taxes	35,900	8,330

Net income	$(75,364)	$111,814

The accompanying notes are an integral part of the unaudited financial statements

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Combined Statements of Cash Flows

Unaudited

	Six months ended June 30
	2004	2003
Operating activities
Net income	$(75,364)	$111,814
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	19,935	15,568
Accrued contract termination costs	(121,457)
Deferred income tax provision	—	35,700
Bad debt expense	28,776	54,463
Changes in operating assets and liabilities:
Accounts receivable	1,870,905	(1,353,948)
Deposits	22,132	250
Prepaid expenses and other	107,009	42,500
Accounts payable and accrued expenses	(105,720)	165,737
Accrued payroll and related liabilities	(88,600)	28,381
Contract advances	52,977	(470,510)
Deferred revenue	(195,102)	68,914
Unit allowance	288,329	608,916
Due to County	—	(772,890)
Due from related parties	1,070,033	2,175,547
Due to related parties	(1,097,434)	(2,196,815)

Net cash provided by (used in) operating activities	1,776,419	(1,486,373)
Investing activities
Purchase of property and equipment	(3,654)	—

Net cash used in investing activities	(3,654)	—
Financing activities
Decrease in bank overdraft	(175,790)	—
(Decrease)/increase in related party payable	(1,596,975)	1,019,671

Net cash (used in) provided by financing activities	(1,722,765)	1,019,671

Net change in cash	—	(466,702)
Cash at beginning of period	—	533,625

Cash at end of period	$—	$66,923

The accompanying notes are an integral part of the unaudited financial statements

Aspen MSO, LLC,

Choices Group, Inc. and

College Community Services, Inc.

Notes to the Unaudited Combined Financial Statements

June 30, 2004

1. Basis of Presentation

Aspen MSO, LLC, Choices Group, Inc. and College Community Services, Inc. were acquired in one transaction by The Providence Service Corporation on July 21, 2004. As a result, the unaudited financial statements for the six months ended June 30, 2004 and 2003 for these entities have been combined.

The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2004.

The balance sheet at December 31, 2003 has been derived from the audited combined financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The combined financial statements contained herein should be read in conjunction with the audited combined financial statements and notes for the year ended December 31, 2003.

2. Summary of Significant Accounting Policies and Description of Business

Description of Business

The Aspen Companies (the “Company”) consists of Choices Group, Inc., Aspen MSO, LLC and College Community Services, Inc., a California mutual benefit corporation; all of which are wholly owned subsidiaries of Aspen Education Group, Inc. (“Parent”). The Company is engaged in the business of providing psychiatric services to clients in Kern, Los Angeles, Orange and San Diego Counties in California under contracts with the Counties. The contracts are renewed annually and are based upon the Counties fiscal year ending June 30. The Company is also a drug rehabilitation service provider to the Eighth Judicial District Court, Clark County, Nevada, the Second Judicial District Court, Washoe County and the First, Third and Ninth Judicial District Courts, Carson City, Nevada. The Company’s drug rehabilitation services include group-counseling therapy and drug tests for clients with drug related violations who have been referred to the Company by the courts.

The Company’s drug treatment programs are designed to last for one year, however an additional treatment period may be ordered by the court upon review of the client’s file. The court reimburses the cost of the original twelve-month treatment; any extensions are billed to the client.

Revenue and Accounts Receivable

Psychiatric Services

Patient care revenues and accounts receivable are recorded at established billing rates or at the amount realizable under agreements with the Counties. Amounts are currently based on provisional rates and allocation of contract costs to appropriate reimbursement sources that are adjusted retroactively based on annual cost reports filed by the Company with the Counties. The Company’s cost reports to the Counties are routinely audited on an annual basis. The Company periodically reviews its provisional billing rates and allocation of costs and provides for estimated adjustments from the Counties. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of any cost report audits. Differences between the amounts provided and subsequent settlements are recorded in operations in the year of settlement.

Drug Rehabilitation Services

Under the current contract with Clark County, Nevada, every month the Company receives funds equal to the pro-rated monthly portion of the total contract reimbursement. The current contract covers treatment of 595 new adults, juveniles and child protective service clients over the contract period. Should the Company fail to provide services to the stated number of clients during the duration of the contract, the Company shall reimburse the County $2,402 for each adult and child protective service client, $2,398 per juvenile client, and $1,915 for each Justice Court client, not so ordered.

The Company had a contract with the courts in Carson City which expired on June 30, 2003. Under the contract, the Company recognized and received monthly a pro-rated portion of the total contract value. The contract covered treatment of 150 new client admissions over the length of the agreement, and required a refund in the amount of $1,000 per client for each client under the target number, if the quota of new patient admissions was not met by the Company. On July 1, 2003, the contract was amended to include only oversight and coordination of professional drug and alcohol counseling and distribution of drug test supplies.

Under the contract with Washoe County which expired on June 30, 2003, the Company billed the County $2,184 for each newly admitted client, based on actual admissions.

For the Las Vegas, Reno and Carson City operations, each client admitted is expected to complete twelve months of service. The length of the client’s service may be extended for an additional period of time by the court, in which case the client is responsible for paying for the extended service. In addition, the courts may order the client to pay for the initial 12 months of service, if they deem the client financially capable. The Company records revenue relating to these cases as private pay revenue.

Deferred revenue represents amounts received for the clients that have not met the billing criteria and is reflected as a current liability in the accompanying balance sheets as such amounts are expected to be earned within the next year.

The Company uses the reserve method of accounting for bad debt and evaluates its ability to collect upon its accounts receivable based on specific customer circumstances, current economic conditions and trends, historical experience and the age of past due receivables.

Contract Termination Costs

According to its expired professional services agreement with Washoe County, the Company is obligated to continue providing services to each client admitted prior to June 30, 2003 for a period of twelve months. For the period after June 30, 2003, the Company has not, and will not receive any payments from Washoe County related to this contract. According to Statement of Financial Accounting

Standards (SFAS) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, the Company accrued the estimated cost of services that will be provided pursuant to the contract through June 30, 2004. For the six months ended June 30, 2004, the Company incurred costs to provide services under this contract of approximately $120,000.

Property and Equipment

Property and equipment are stated at cost. Depreciation of leasehold improvements is computed using the straight-line method over the remaining life of the respective lease. Depreciation of office equipment is computed using the straight-line method over the estimated useful life of the assets, which range from two to fifteen years. Depreciation expense was $19,935 and $15,568 for the six months ended June 30, 2004 and 2003.

Expenditures for routine repairs and maintenance are charged to operations when incurred. Major renewals or betterments are capitalized. Upon sale or disposal of property and equipment, the cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

Contract Advances

Contract advances represent the excess of payments received on the Company’s contracts with the Counties over the revenue earned on these contracts.

Unit Allowances

Unit allowances are recorded to reflect revenue accrued for services that have been provided in excess of limits allowed by the Company’s contracts with the Counties. Such amounts are estimated by management and may be adjusted upon the settlement of the cost reports with the Counties or State agencies.

Major Customers

For the six months ended June 30, 2004, the Company earned approximately 39% of its revenue from the contract with Orange County, 38% of its revenue from the contract with Kern County and 11% of its revenue from the contracts with Clark County. For the six months ended June 30, 2003, 42%, 34% and 13% of the Company’s revenue was derived from its contracts with Orange, Kern and Clark and Washoe Counties. The amount due from Orange, Kern and Clark County at June 30, 2004 was $1,530,233, $1,871,350 and $39,212.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk, as defined by SFAS 105, consist of cash and accounts receivable. The Company places its cash with high credit quality financial institutions. At times such investments may be in excess of the FDIC limit of $100,000. Concentrations or credit risk with respect to accounts receivable are limited, since the Company derives the majority of its revenue from the Counties.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109, “Accounting for Income Taxes.” SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the company’s financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Related Party Transactions

Choices Group, Inc.

Choices Group, Inc. (“Choices”) engages in cash flow transactions with its Parent and other entities owned by its Parent for the purpose of acquiring working and investment capital. Also, the Parent charges Choices a management fee and allocates interest expense for the Parent’s debt related to the acquisition of Choices. The related party payable balances due at June 30, 2004 and 2003 are unsecured, non-interest bearing and due on demand.

As described in note 5 below, at December 31, 2002 Choices had a promissory note due to the former owner, who, at that time, was a related party by virtue of his employment with Choices.

Aspen MSO, LLC

In January 1998, Aspen MSO, LLC (“MSO”) entered into a management agreement with College Health IPA (“CHIPA”) for a period of 20 years. CHIPA is a professional medical corporation and is wholly owned by a former vice president of MSO. The activities of CHIPA migrated to College Community Services, Inc. and CHIPA is inactive at this time. As of July 1, 2003, the management agreement was cancelled.

In July 2001, MSO entered into a management agreement with Community Professional Medical Services (“CPMS’) for a period of 19 years. CPMS is a professional medical corporation and is wholly owned by a former vice president of MSO. Pursuant to the agreement, CPMS pays MSO a monthly management fee as well as administrative fees. As of July 1, 2003, the management agreement was cancelled

In the opinion of management and legal counsel, MSO does not have a controlling financial interest in CHIPA or CPMS and has no material actual or contingent liabilities relating to the operations of CHIPA or CPMS.

College Community Services, Inc.

In July 2002, CCS entered into a service agreement with College Health Enterprises Correctional Services, LLC (“CHE”), a company related indirectly through common ownership of the management company, which became effective in November 2002. In accordance with the terms of the agreement,

CHE provides various operating, furnishing and maintenance services to CCS for a monthly service fee of up to $27,000. The contract is cancelable by both parties with or without cause. The service agreement continues through June 30, 2004 and is renewed on a yearly basis. For the six months ended June 30, 2004 and 2003, CCS paid CHE services fees totaling $54,000 and $122,899.

On July 1, 2003, Aspen Education Group, Inc. acquired the entire membership interest in CCS from CCS’s sole member for a nominal amount. Prior to this transaction, the Parent was related to CCS through a management agreement. During the six months ended June 30, 2004 and 2003, CCS engaged in various cash flow transactions with subsidiaries and affiliates of the Parent which resulted in unsecured, due on demand and non-interest bearing balances due from and to the Parent.

Related Party Payable and Receivable Balances

Various cash flow transactions between the Company, the Parent and subsidiaries and affiliates of the Parent resulted in the following unsecured, due on demand and non-interest bearing balances due from and (to) for the six months ended June 30, 2004:

Aspen Youth Services, Inc.	$13,612,991
AYS Management	(16,100,248)
ASI	674,873
Other	(249,314)

Net due (to) from related parties	$(2,061,698)

The amounts due to AYS Management represent net cash flow advances to the Company.

The assets of the Company serve as collateral for financial obligations of the Parent.

4. Goodwill

Goodwill recorded in the financial statements arose from the Company’s purchase of Choices Unlimited – Las Vegas and Choices Unlimited – Reno in September 2000. In 2001, the Company incurred additional goodwill arising from payments due to earn-out provisions and additional closing costs associated with the prior year purchase transaction. The additional consideration under the earn-out provision amounted to $480,697, of which $289,849 was added to the principal balance of the promissory note due to the former owner. In 2002, the Company reduced goodwill and the balance of the promissory note due to the former owner by $60,375 due to adjustments to the amounts used to compute the 2001 earn-out consideration. Prior to 2002, the Company amortized goodwill using the straight-line method over an estimated life of twenty years. At December 31, 2001, accumulated amortization totaled $204,149.

Effective January 1, 2002, the Company adopted SFAS 142, which requires that goodwill and intangible assets that have indefinite useful lives will not be amortized but rather they will be tested at least annually for impairment. The goodwill test for impairment consists of a two-step process that begins with the estimation of the fair value of a reporting unit. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any. SFAS 142 requires an entity to complete the first step of the transitional goodwill impairment test within six months of its adoption.

Goodwill is tested on an annual basis at year end, or more often if events or circumstances arise that indicated that the carrying value of the Company’s goodwill exceeds its fair value. Choices Group, Inc. (“Choices”), one the three entities that comprise the Company, lost its Reno and Carson City contracts that resulted in a substantial operating loss for its Las Vegas operation for the year ended December 31, 2003. As a result, Choices determined that its goodwill was impaired at December 31, 2003. Choices measured the amount of impairment by comparing the ratio of the carrying value of goodwill at December 31, 2003 to earnings before interest, taxes, depreciation and amortization (EBITDA) to a multiple of the projected EBITDA for 2004. The result of this calculation indicated that the carrying value of goodwill at December 31, 2003 exceeded its fair value by $1,591,861. There was no impairment of goodwill as of December 31, 2002.

5. Long-Term Debt

Long-term debt consists of an unsecured promissory note to the former owner arising from the Company’s purchase of Choices Unlimited – Las Vegas and Choices Unlimited – Reno in September 2000. The debt is guaranteed by the Company’s Parent and is subordinated with certain payments allowed to the collateral guarantee issued by the Company on behalf of its Parent.

In 2001, the principal balance on the promissory note increased $289,849 as a result of a one time earn-out provision in the stock purchase agreement that called for payment of additional consideration based on a formula that takes into account the Company’s Earning Before Interest Taxes Depreciation Amortization (EBITDA) calculated for the twelve month period post closing of the sale. In 2002, the principal balance on the promissory note was decreased by $60,375 as a result of an adjustment to the Company’s 2001 EBITDA which reduced the 2001 earn-out provision.

The remaining principal on the note was paid in one payment due September 8, 2003. Interest on the note accrued on a quarterly basis at the prime rate plus two percentage points. During the six months ended June 30, 2003 interest on the note accrued at 8.5%.

Interest expense on the above long-term debt for the six months ended June 30, 2003 amounted to $10,370.

6. Income Taxes

The three entities which comprise the Company are wholly owned subsidiaries of a Parent that files consolidated Federal and state tax returns.

7. Subsequent Events

On July 21, 2004, The Providence Service Corporation (“Providence”) acquired all of the equity interests in Choices Group, Inc., Aspen MSO, LLC and College Community Services, Inc., a California mutual benefit corporation for cash of $10.0 million (less $1.0 million which was placed into escrow as security for any indemnification obligations). According to the provisions of the purchase agreement, Providence will receive $2.0 million in working capital. The acquisition was retroactively effective as of July 1, 2004 in accordance with the terms of the agreement.

(b)	Pro-forma Financial Information

The pro forma condensed consolidated financial statements are as follows:

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma financial information combines the historical consolidated financial information of The Providence Service Corporation (Company) and the combined financial statements of the Aspen Companies (Aspen). This unaudited pro forma condensed consolidated information gives effect to the acquisition of Aspen using the purchase method of accounting as if the acquisition had been consummated at January 1, 2003 for the statement of operations and June 30, 2004 for the balance sheet. Certain reclassifications have been made to Aspen’s historical presentation to conform to our presentation. These reclassifications do not materially impact our and Aspen’s results of operations for the periods presented.

The Company’s historical financial information was derived from the Company’s audited consolidated financial statements for the year ended December 31, 2003 (as filed on a Form 10-K with the Securities and Exchange Commission on March 12, 2004) and the Company’s unaudited financial statements for the six months ended June 30, 2004 (as filed on a Form 10-Q with the Securities and Exchange Commission on August 5, 2004). The historical combined statement of operations for Aspen related to the year ended December 31, 2003 was derived from the audited combined statements of operations of Aspen. The historical combined statement of operations and balance sheet for Aspen related to the six months ended June 30, 2004 was derived from the unaudited combined financial statements of Aspen. The historical financial statements used in preparing the pro forma financial data are summarized and should be read in conjunction with the Company’s complete historical financial statements and risk factors all of which are included in the filings with the Securities and Exchange Commission noted above.

The pro forma adjustments, which are based upon available information and upon certain assumptions that the Company believes are reasonable, are described in the accompanying notes.

The Company is providing the unaudited pro forma condensed consolidated financial information for informational purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma condensed consolidated statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisitions or the costs to achieve such cost savings or operating synergies.

The Providence Service Corporation

Pro Forma Condensed Consolidated Balance Sheets

As of June 30, 2004

Unaudited

	Historical Providence	Historical Aspen	Pro Forma Adjustments		Pro Forma Total
Assets
Current assets:
Cash and cash equivalents	$15,946,790	$—	$(10,000,000 4,404	)(1) (1)	$5,951,194
Accounts receivable, net of allowance of $100,469 and $449,582	11,635,605	4,583,291	(615,302	)(2)	15,603,594
Held-to-maturity investments	3,998,000	—	—		3,998,000
Management fee receivable	3,172,582	—	—		3,172,582
Prepaid expenses and other	1,472,608	122,849	—		1,595,457
Deferred tax asset	617,444	111,300	(111,300	)(1)	617,444

Total current assets	36,843,029	4,817,440	(10,722,198)		30,938,271
Property and equipment, net	2,113,382	85,187	—		2,198,569
Note receivable from not-for-profit affiliate	1,282,341	—	—		1,282,341
Goodwill	20,379,730	1,657,542	6,488,100 (92,356 (2,061,698 (1 (2,199,520 345,828 63,300	(1) )(1) )(1) )(1) )(1) (1) (1)	24,580,925
Intangible assets, net	2,773,443	—	3,511,900	(1)	5,922,153
			(363,190	)(4)
Deferred tax asset	1,543,050	—	—		1,543,050
Other assets	1,773,431	100,008	(111,240	)(1)	1,762,199

Total assets	$66,708,406	$6,660,177	$(5,141,075)		$68,227,508

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,521,990	$286,746	$234,588	(1)	$2,043,324
Accrued expenses	5,031,547	871,711	—		5,903,258
Bank overdraft	—	87,952	(87,952	)(1)	—
Contract advances	—	486,507	(486,507	)(2)	—
Unit allowances	—	615,302	(615,302	)(2)	—
Due to related parties	—	2,061,698	(2,061,698	)(3)	—
Deferred revenue	—	2,740	486,507	(2)	489,247
Current portion of capital lease obligations	97,243	—	—		97,243
Current portion of long-term obligations	135,113	—	—		135,113

Total current liabilities	6,785,893	4,412,656	(2,530,364)		8,668,185
Capital lease obligations, less current portion	88,407	—	—		88,407
Long-term obligations, less current portion	900,000	—	—		900,000
Deferred tax liability	—	48,000	(48,000	)(1)	—

Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 9,464,234 issued and outstanding (including treasury shares)	9,464	1	(1	)(1)	9,464
Additional paid-in capital	64,591,698	—	—		64,591,698
Accumulated (deficit) earnings	(5,368,310)	2,199,520	(2,199,520 (363,190	)(1) )(4)	(5,731,500)

	59,232,852	2,199,521	(2,562,711)		58,869,662
Less 146,905 treasury shares, at cost	298,746	—	—		298,746

Total stockholders’ equity	58,934,106	2,199,521	(2,562,711)		58,570,916

Total liabilities and stockholders’ equity	$66,708,406	$6,660,177	$(5,141,075)		$68,227,508

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Operations

For the six months ended June 30, 2004

Unaudited

	Historical Providence	Historical Aspen	Pro Forma Adjustments		Pro Forma Total
Revenues:
Home and community based services	$27,712,600	$11,261,028	$—		$38,973,628
Foster care services	6,509,672	—	—		6,509,672
Management fees	4,911,336	—	—		4,911,336

	39,133,608	11,261,028	—		50,394,636
Operating expenses:
Client service expense	28,841,140	11,075,734	—		39,916,874
General and administrative expense	5,407,934	—	—		5,407,934
Depreciation and amortization	476,233	19,937	121,063	(4)	617,233

Total operating expenses	34,725,307	11,095,671	121,063		45,942,041

Operating income	4,408,301	165,357	(121,063)		4,452,595
Other (income) expense:
Interest expense	227,716	204,821	—		432,537
Interest income	(88,340)	—	—		(88,340)

Income before income taxes	4,268,925	(39,464)	(121,063)		4,108,398
Provision for income taxes	1,707,570	35,900	—		1,743,470

Net income	$2,561,355	$(75,364)	$(121,063)		$2,364,928

Earnings per common share:
Basic	$0.29				$0.25

Diluted	$0.28				$0.25

Weighted-average number of common shares outstanding:
Basic	8,961,734		356,299	(5)	9,318,033
Diluted	9,229,315		356,299	(5)	9,585,614

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Operations

For the year ended December 31, 2003

Unaudited

	Historical Providence	Historical Aspen	Pro Forma Adjustments	Pro Forma Total
Revenues:
Home and community based services	$42,293,856	$22,748,744	$—	$65,042,600
Foster care services	10,513,100	—	—	10,513,100
Management fees	6,469,206	—	—	6,469,206

	59,276,162	22,748,744	—	82,024,906
Operating expenses:
Client service expense	45,373,174	21,664,056	—	67,037,230
General and administrative expense	6,119,990	1,138,427	—	7,258,417
Depreciation and amortization	903,617	40,240	242,127 (4)	1,185,984

Total operating expenses	52,396,781	22,842,723	242,127	75,481,631

Operating income (loss)	6,879,381	(93,979)	(242,127)	6,543,275
Other (income) expense:
Interest expense	1,639,932	297,716	—	1,937,648
Interest income	(77,805)	—	—	(77,805)
Put warrant accretion	630,762	—	—	630,762
Write-off of deferred financing costs	412,035	—	—	412,035
Goodwill impairment loss	—	1,591,861	—	1,591,861
Contract termination costs	—	121,457	—	121,457
Equity in earnings of unconsolidated affiliate	(63,501)	—	—	(63,501)

Income (loss) before income taxes	4,337,958	(2,105,013)	(242,127)	1,990,818
(Benefit) provision for income taxes	1,691,804	(27,600)	—	1,664,204

Net income (loss)	2,646,154	(2,077,413)	(242,127)	326,614
Preferred stock dividends	3,749,013	—	—	3,749,013

Net loss available to common stockholders	$(1,102,859)	$(2,077,413)	$(242,127)	$(3,422,399)

Earnings per common share:
Basic	$(0.25)			$(0.67)

Diluted	$(0.25)			$(0.67)

Weighted-average number of common shares outstanding:
Basic	4,432,043		698,625 (5)	5,130,668
Diluted	4,432,043		698,625 (5)	5,130,668

The Providence Service Corporation

Notes to Pro Forma Condensed Consolidated Financial Information

(Unaudited)

On July 21, 2004, the Company acquired all of the equity interests in Choices Group, Inc., Aspen MSO, LLC and College Community Services, Inc., a California mutual benefit corporation (collectively referred to as the “Aspen Companies” or “Aspen”) for cash of $10.0 million (less $1.0 million which was placed into escrow as security for any indemnification obligations and excluding acquisition related costs of $355,828). According to the provisions of the purchase agreement, the Company will receive $2.0 million in working capital. The acquisition was retroactively effective as of July 1, 2004 in accordance with the terms of the agreement. The acquisition of Aspen establishes operations in California and Nevada and adds drug court treatment to the Company’s array of social services.

The acquisition has been accounted for using the purchase method of accounting. The aggregate purchase prices have been allocated to the assets acquired and liabilities assumed based on the Company’s initial estimate of their fair values. The purchase price premiums have been allocated to the tangible assets acquired and goodwill, after consideration for any identifiable intangible assets.

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires non-amortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. The statement also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in financial statements at that date. Goodwill and certain intangible assets acquired after June 30, 2001 are subject to the non-amortization provisions of the statement. As the Company adopted SFAS 142 effective July 1, 2001, no amortization of goodwill resulting from this acquisition has been included in the accompanying unaudited pro forma condensed consolidated financial information.

1.	The following represents the Company’s preliminary allocation of the purchase price:

Consideration:
Cash	$10,000,000
Acquisition related costs	345,828

Total consideration	$10,345,828

Allocated to:
Working capital	$2,447,538
Property and equipment	85,187
Other assets	100,008
Intangible assets	3,511,900
Goodwill	4,201,195

Total	$10,345,828

2.	The following reclassifications have been made to Aspen’s historical presentation to conform to the Company’s presentation:

Contract advances

At times Aspen receives funding for certain services in advance of services actually being rendered. These amounts are reflected in Aspen’s historical balance sheet as contract advances. The Company considers these amounts to be deferred revenue and has reclassified contract advances to deferred revenue in consolidation.

Unit allowances

Historically, Aspen recorded unit allowances to reflect revenue accrued for services that have been provided in excess of limits allowed by Aspen’s contracts with its customers. Such amounts are estimated by management and may be adjusted annually upon settlement with its customers of actual costs incurred to provide agreed upon services. The Company considers these amounts to be allowances more appropriately classified as a contra asset to accounts receivable and thus has reclassified these amounts in consolidation.

3.	Due to related parties represents amounts owed by Aspen to Aspen Education Group, Inc., the entity from whom the Company acquired Aspen. These amounts were forgiven in connection with the acquisition.

4.	Represents an increase in the amortization expense of $121,063 and $242,127 for the six months ended June 30, 2004 and the year ended December 31, 2003 related to the allocation of a portion of the purchase consideration to customer relationships classified as intangible assets.

5.	This adjustment represents additional shares issued to generate the $10.3 million purchase price to acquire Aspen. These additional shares were assumed, on a pro forma basis, to be issued at the beginning of each period presented.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit Number		Description
2.1	*	2.1 Purchase Agreement dated as of July 21, 2004 by and between The Providence Service Corporation and Aspen Education Group, Inc., Aspen Youth, Inc., Choices Group, Inc., Aspen MSO, LLC (d/b/a Aspen Community Services) and College Community Services. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

23.1		Consent of Independent Registered Public Accounting Firm.

99.1	*	Press Release dated July 21, 2004.

*	Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 4, 2004	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description
2.1	*	2.1 Purchase Agreement dated as of July 21, 2004 by and between The Providence Service Corporation and Aspen Education Group, Inc., Aspen Youth, Inc., Choices Group, Inc., Aspen MSO, LLC (d/b/a Aspen Community Services) and College Community Services. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

23.1		Consent of Independent Registered Public Accounting Firm.

99.1	*	Press Release dated July 21, 2004.

*	Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2004.